Exhibit (a)(2)

CAIS Sports, Media and entertainment FUND

AMENDED AND RESTATED DECLARATION OF TRUST

Dated as of September 24, 2025

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ARTICLE VI	SHARES OF BENEFICIAL INTEREST	12
6.1.	Beneficial Interest	12
6.2.	Other Securities	13
6.3.	Rights of Shareholders	13
6.4.	Exchange Privilege	13
6.5.	Trust Only	13
6.6.	Issuance of Shares	13
6.7.	Register of Shares	14
6.8.	Transfer Agent and Registrar	14
6.9.	Transfer of Shares	14
6.10.	Notices	15
6.11.	Derivative Actions	15

ARTICLE VII	DETERMINATION OF NET ASSET VALUE	15
7.1.	Net Asset Value	15
7.2.	Distributions to Shareholders	16
7.3.	Power to Modify Foregoing Procedures	16

ARTICLE VIII	CUSTODIANS	16
8.1.	Appointment and Duties	16
8.2.	Central Certificate System	17

ARTICLE IX	REPURCHASES OF SHARES	17
9.1.	Repurchase of Shares	17
9.2.	Price	18
9.3.	Repurchase by Agreement	18
9.4.	Involuntary Redemption	18
9.5.	Disclosure of Holding	18

ARTICLE X	SHAREHOLDERS	18
10.1.	Meetings of Shareholders	18
10.2.	Voting	19
10.3.	Notice of Meeting and Record Date	19
10.4.	Quorum and Required Vote	19
10.5.	Proxies, etc.	20
10.6.	Reserved	20
10.7.	Inspection of Records	20
10.8.	Shareholder Action by Written Consent	20
10.9.	Delivery by Electronic Transmission or Otherwise	20

ARTICLE XI	DURATION; TERMINATION OF TRUST; AMENDMENT; ETC.	21
11.1.	Duration	21
11.2.	Termination	21
11.3.	Amendment Procedure	22
11.4.	Subsidiaries	22
11.5.	Merger, Consolidation and Sale of Assets	22
11.6.	Conversion to Other Business Entities	22
11.7.	Incorporation	23

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ARTICLE XII	MISCELLANEOUS	23
12.1.	Filing	23
12.2.	Resident Agent	23
12.3.	Governing Law	24
12.4.	Exclusive Delaware Jurisdiction	24
12.5.	Counterparts	25
12.6.	Reliance by Third Parties	25
12.7.	General Direct Actions	25
12.8.	Waiver of Jury Trial	26
12.9.	Conversion	26
12.10.	Provisions in Conflict with Law or Regulation	26
12.11.	Section Headings; Interpretation	27

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CAIS SPORTS, MEDIA AND ENTERTAINMENT FUND

AMENDED AND RESTATED DECLARATION OF TRUST

AMENDED AND RESTATED DECLARATION OF TRUST (“Declaration”) of CAIS Sports, Media and Entertainment Fund (the “Trust”), made as of the 24th day of September, 2025, by the Trustees hereunder, and by the Shareholders as hereinafter provided.

WHEREAS, the Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, the Trust is authorized to issue an unlimited number of its Shares all in accordance with the provisions hereinafter set forth;

WHEREAS, the initial Declaration of Trust was entered into as of September 22, 2025 (the “Original Declaration”);

WHEREAS, this Declaration amends and restates in its entirety the Original Declaration;

WHEREAS, each Trustee has agreed to manage all property coming into his or her hands as a Trustee of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration and the Bylaws shall constitute the governing instrument of the Trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustee hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the Shareholders from time to time of Shares as hereinafter set forth.

Article I
THE TRUST

1.1. Name. This Trust shall be known as the “CAIS Sports, Media and Entertainment Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Act. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.

1.2. Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a closed-end management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a closed-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Statutory Trust Act, and in connection therewith the Trust shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

1.3. Definitions. As used in this Declaration, the following terms shall have the following meanings:

(a) The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

(b) The terms “Affiliated Person,” “Assignment,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

(c) “Bylaws” shall mean the Bylaws of the Trust, as amended from time to time by the Trustees.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e) “Commission” shall mean the Securities and Exchange Commission.

(f) “Continuing Trustees” shall mean trustees who either (i) have been members of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Trust’s operations, if less than 36 months) or (ii) were nominated to serve as members of the Board of Trustees by a majority of the Continuing Trustees then serving as members of the Board of Trustees.

(g) “Declaration” shall mean this Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time.

(h) “Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. § 100, et. seq., as amended from time to time.

(i) “Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq., as such Act may be amended from time to time.

(j) “Exchange Act” refers to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

(k) “Fiscal Year” means each period commencing on April 1st of each year and ending on March 31st of the following year (or on the date of a final distribution made in accordance with Section 11.2 of this Declaration), unless the Trustees designate another fiscal year for the Trust.

(l) “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

(m) “General Direct Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a series or class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

(n) “Majority Shareholder Vote” shall mean “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust voted on any matter to be voted on by the Shareholders with all shares entitled to vote voting together as a single class.

(o) “Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

(p) “Registration Statement” shall mean the registration statement of the Trust on Form N-2 as in effect from time to time and any amendments and supplements thereto which at any time have been filed with the Commission.

(q) “Shareholders” shall mean as of any particular time the holders of record of outstanding Shares at such time.

(r) “Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

(s) “Trust” shall mean the statutory trust governed by this Declaration and the Bylaws, as amended from time to time, inclusive of each such amendment.

(t) “Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

(u) “Trustees” shall mean the signatories to this Declaration, so long as he or she shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

Article II
TRUSTEES

2.1. Number. As of the date hereof, the number of Trustees shall be three (3) and such Trustees shall be the signatories hereto. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than one (1) and no more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. Trustees need not own Shares and may succeed themselves in office.

2.2. Term and Election. The term of office of a Trustee shall continue until death, resignation or removal of a Trustee. Subject to the provisions of the 1940 Act, the Trustees at any time may appoint individuals to fill vacancies on the Board of Trustees. Each Trustee so appointed shall hold office for the remainder of the full term of the trusteeship in which such vacancy occurred and shall hold office until his or her successor shall have been duly elected and qualified.

2.3. Resignation and Removal. Any of the Trustees may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the other Trustees or the Chairman (if any), the Chief Executive Officer, or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) with or without cause, and only by action taken by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an “interested person” as defined in the 1940 Act a majority of the remaining Trustees that are not “interested persons” as defined in the 1940 Act) or by the holders of at least a majority of the Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

2.4. Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing any individual as they may determine in their sole discretion, consistent with the requirements under the 1940 Act, by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual made by a majority of the Trustees then in office. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in the number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the Chief Executive Officer, the Secretary or any three Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the Bylaws or by resolution or consent of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally or via electronic transmission not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees, or members of a committee, as the case may be, may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees, or a majority of the members of a committee.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise may be provided by law.

2.6. Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if a majority of the Trustees, or members of a committee, as the case may be, consent to the action in writing or by electronic transmission and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7. Officers. The Trustees may elect a Chief Executive Officer, a Secretary, a Chief Financial Officer and a Chief Compliance Officer and may also elect such other officers or assistant officers as may be elected or authorized by the Trustees. The powers and duties of any officer of the Trust shall be as determined by the Board of Trustees from time to time. Officers shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or Chief Executive Officer to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chief Executive Officer, Secretary and Chief Financial Officer may, but need not, be a Trustee. Except as to the duties and liabilities with regards to matters arising under the Securities Act of 1933, as amended, the Exchange Act, and the 1940 Act (collectively, the “federal securities laws”), all officers shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by officers of corporations to such corporations and their stockholders under the Delaware General Corporation Law; provided, however, such fiduciary duties shall not be deemed to control to the extent that the express terms of the Delaware Statutory Trust Act, this Declaration or the Bylaws conflict with or are inconsistent with such fiduciary duties in which case the express terms of the Delaware Statutory Trust Act, this Declaration or the Bylaws shall control.

2.8. Chairman. The Trustees may designate a Chairman and a Vice Chairman of the Board of Trustees, who shall have such powers and duties as determined by the Board of Trustees from time to time.

Article III
POWERS AND DUTIES OF TRUSTEES

3.1. General. The Trustees shall manage or direct the management of the Trust Property and the business of the Trust with such powers of delegation as may be permitted by this Declaration. Except as to the duties and liabilities with regards to matters arising under the federal securities laws, the Trustees shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law; provided, however, such fiduciary duties shall not be deemed to control to the extent that the express terms of the Delaware Statutory Trust Act, this Declaration or the Bylaws conflict with or are inconsistent with such fiduciary duties in which case the express terms of the Delaware Statutory Trust Act, this Declaration or the Bylaws shall control. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

3.2. Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust, to:

(a) manage, conduct, operate and carry on the business of an investment company; and

(b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any Person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the Delaware Statutory Trust Act, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust. To the extent title to the Trust Property has been vested in the Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4. Issuance and Repurchase of Shares. The Trustees shall have the power to cause the Trust to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property. The Trustees may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from the Shareholders; provided, however, that such repurchases do not impair the capital or operations of the Trust whether capital or surplus or otherwise. Subject to the further provisions of this Article III, any restriction set forth in the Bylaws and any applicable requirements of the 1940 Act or any applicable exemptive relief issued by the Commission, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any class of Shares of the Trust (each, a “Class”) to: (i) divide the beneficial interest in each Class into Shares as the Trustees shall determine; (ii) establish, designate, redesignate, classify, reclassify and change in any manner any Class and fix such preferences, voting powers, rights, duties and privileges and business purpose of each Class as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be different from any existing Class; provided, however, that the Trustees may not reclassify or change outstanding Shares in a manner materially adverse to Shareholders of such Shares, without obtaining the authorization or vote of the Class of Shareholders that would be materially adversely affected; (iii) divide or combine the Shares of any Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Class in the assets held with respect to that Class; (iv) change the name of any Class; (v) dissolve and terminate any one or more Classes; and (vi) take such other action with respect to the Classes as the Trustees may deem desirable.

3.5. Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to cause the Trust to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person, firm, association or corporation.

3.6. Delegation; Committees. The Trustees shall have the power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

3.8. Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

3.9. Bylaws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal Bylaws without shareholder vote for the conduct of the business of the Trust.

3.10. Miscellaneous Powers. Without limiting the general or further powers of the Trustees, the Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other Person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept on behalf of the Trust; and (i) adopt a seal of Trust, even though the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

3.11. Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

3.12. Sole Discretion; Good Faith. Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration the Trustees are permitted or required to make a decision, except as to the duties and liabilities with regards to matters arising under the federal securities laws: (i) in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or (ii) in their “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

Article IV
ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

4.1. Advisory and Management Arrangements. Subject to compliance with the 1940 Act and the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

4.2. Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters and/or selling agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the Bylaws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with Persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

4.3. Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VIII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the Bylaws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VIII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.

Article V
LIMITATIONS OF LIABILITY AND INDEMNIFICATION

5.1. No Personal Liability of Shareholders, Trustees, etc. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5.2. Mandatory Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Declaration, the Trust hereby agrees to indemnify and hold harmless each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any and all, losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed, claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any indemnitee may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, except however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position. Notwithstanding the foregoing, with respect to any claim, demand, action, suit or other proceeding (or part thereof) commenced by any indemnitee, indemnification shall be mandatory only if the commencement of such claim, demand, action, suit or other proceeding (or part thereof) by such indemnitee was authorized by a majority of the Trustees in their sole discretion or was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c) To the fullest extent permitted by law, and without requiring a preliminary determination of the ultimate entitlement to indemnification, the Trust shall make advance payments (which shall be unsecured and interest free) in connection with expenses (including legal fees and expenses) incurred by any indemnitee in appearing at, participating in or defending any claim, demand, action, suit or proceeding with respect to which indemnification might be sought hereunder if the Trust receives a written undertaking by the indemnitee to repay the Trust such amounts if it ultimately shall be determined that the indemnitee is not entitled to indemnification as authorized by this Section 5.2. The Trust shall have no obligation to advance any amounts in connection with any claim, demand, action, suit or other proceeding (or part thereof) commenced by an indemnitee unless such commencement was (1) authorized by a majority of the Trustees in their sole discretion or (2) instituted by the indemnitee to enforce his or her rights to indemnification hereunder.

(d) The rights accruing to any indemnitee under these provisions shall not exclude or restrict any other right (including any right of indemnification or advancement) which any indemnitee or any other person may have or hereafter acquire under this Declaration, the Bylaws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are not Interested Persons or any other right to which he or she may be lawfully entitled.

(e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

5.3. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

5.4. No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

5.5. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Article VI
SHARES OF BENEFICIAL INTEREST

6.1. Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares of beneficial interest. Such Shares of beneficial interest shall have no par value unless the Trustees otherwise determine. Shares may be issued in different classes and/or series of beneficial interests. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

6.2. Other Securities. The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and cause the Trust to issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred shares, debt securities or other senior securities. The Trustees are also authorized to take such actions and retain such any person as they see fit to offer and sell such securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under this Declaration. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

6.3. Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or, assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, redemption or conversion rights.

6.4. Exchange Privilege. Subject to the provisions of the 1940 Act and provisions of this Declaration, the Trustees shall have the power and authority to provide that the Shareholders of any Class shall have the right to exchange such Shares for Shares of one or more other Classes.

6.5. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.6. Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time, without a vote of the Shareholders, divide, reclassify or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

6.7. Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefrom and rules and regulations as to their use.

6.8. Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

6.9. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Any Shares held by a Shareholder may be transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution or (2) under certain limited circumstances, with the consent of the Trustees or their delegate (which may be withheld in the Trustees’ or their delegate’s sole and absolute discretion). Each Shareholder will indemnify and hold harmless the Trust, the Trustees and any Affiliated Person of the Trust or the Trustees against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any transfer made by the Shareholder in violation of this Section 6.9 and (2) any misrepresentation by the transferring Shareholder or substituted Shareholder in connection with the transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, insolvency or adjudicated incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

6.10. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

6.11. Derivative Actions.

(a) No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if, and only if, a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6.11, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

(c) This Section 6.11 shall not apply to any claims brought under federal securities law, or the rules and regulations thereunder.

Article VII
DETERMINATION OF NET ASSET VALUE

7.1. Net Asset Value. The net asset value of each outstanding Share shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Registration Statement or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Registration Statement or as may otherwise be determined by the Trustees.

7.2. Distributions to Shareholders.

(a) The Trustees may from time to time distribute ratably among the Shareholders of any Class, or any series of any such Class, in accordance with the number of outstanding full and fractional Shares of such Class or any series of such Class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any Class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any Class of shares or series of any such Class, in accordance with the number of outstanding full and fractional Shares of such Class or any series of such Class, additional Shares of any Class or series in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration.

(b) Distributions pursuant to this Section 7.2 may be among the Shareholders of record of the applicable Class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

7.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the net asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the Code, the 1940 Act, any securities exchange or association registered under the Exchange Act, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

Article VIII
CUSTODIANS

8.1. Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust and the 1940 Act, including without limitation authority:

(1) to hold the securities owned by the Trust and deliver the same upon written order;

(2) to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(3) to disburse such funds upon orders or vouchers;

(4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

8.2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Exchange Act, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular Class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

Article IX
REPURCHASES OF SHARES

9.1. Repurchase of Shares. Except as otherwise provided by the Trustees, no Shareholder or other Person holding Shares will have the right to withdraw or tender Shares to the Trust for repurchase. The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Trust to repurchase Shares in accordance with written tenders. In determining whether to cause the Trust to repurchase Shares, pursuant to written tenders, the Trustees may consider such factors as the Trustees deem appropriate at such time. Additionally, the Trust shall offer to repurchase Shares from time to time as may be required by applicable law and/or specified in the Registration Statement.

9.2. Price. Shares may be repurchased at their net asset value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, or any other form of charge authorized by the Trustees. With respect to Shares, net asset value shall be determined as set forth in Article VII hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Payment for Shares repurchased shall be made in cash or in property out of the assets of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

9.3. Repurchase by Agreement. The Trust may repurchase Shares directly, or through a distributor or another agent designated for the purpose, by agreement with the owner thereof, or an agent designated by such owner, at a price not exceeding the net asset value per share determined as set forth in Article VII hereof as of the time specified in the Registration Statement of the Trust at the time in effect.

9.4. Involuntary Redemption. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust or any series or class thereof has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Code or would cause the Trust to be treated as a personal holding company under the Code, then the Trustees shall have the power by lot or other means deemed equitable by them to (i) call for redemption a number of Shares sufficient in the opinion of the Trustees to (A) maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification or (B) avoid or to continue to avoid the treatment of the Trust as a personal holding company under the Code, and (ii) refuse to transfer or issue Shares to any Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification or treatment. The Trustees shall have the power to redeem Shares in any Shareholder’s account at a redemption price determined in accordance with Section VII if at any time the total number of Shares held in such account is fewer than an established minimum selected by the Trustees, in which event the Shareholder shall be notified that the number of Shares in the account is fewer than the minimum and shall be allowed a period, fixed by the Trustees, in which to avoid such redemption by increasing the account to at least the established minimum.

9.5. Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Article X
SHAREHOLDERS

10.1. Meetings of Shareholders. The Trust will not hold annual Shareholder meetings unless required by the 1940 Act. A special meeting of Shareholders may be called at any time by a majority of the Trustees or the Chief Executive Officer. Any shareholder meeting, including a special meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate or may be held virtually. Special meetings of Shareholders shall be held, notice of such meetings shall be delivered and waiver of notice shall occur according to the provisions of the Trust’s Bylaws. Any action that may be taken at a meeting of Shareholders may be taken without a meeting according to the procedures set forth in the Bylaws or in this Declaration.

10.2. Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act, the removal of Trustees pursuant to Section 2.3 or resolution of the Trustees. This Declaration expressly provides that no matter for which voting, consent or other approval is required by the Delaware Statutory Trust Act in the absence of the contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more Classes or series of shares shall require approval by the required vote of all the affected Classes and series of shares voting together as a single Class; provided, however, that as to any matter with respect to which a separate vote of any Class or series of shares is required by the 1940 Act, such requirement as to a separate vote by that Class or series of shares shall apply in addition to a vote of all the affected Classes and series voting together as a single Class. Shareholders of a particular Class or series of shares shall not be entitled to vote on any matter that affects only one or more other Classes or series of shares. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees.

10.3. Notice of Meeting and Record Date. Special meetings of Shareholders shall be held, notice of such meetings shall be delivered, and waiver of notice shall occur according to the provisions of the Trust’s Bylaws, including via electronic transmission to a Shareholder at his or her address as it is registered with the Trust. Any action that may be taken at a meeting of Shareholders may be taken without a meeting according to the procedures set forth in the Bylaws or in this Declaration. For purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than one hundred and twenty (120) days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose by the Chairman, the Trustees (or their designees) or a majority of the votes properly cast upon the question of adjourning a meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred and twenty (120) days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than one hundred and twenty (120) days nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

10.4. Quorum and Required Vote.

(a) Except as otherwise provided from time to time in the Bylaws, the presence in person or by proxy of Shares entitled to cast one-third (33 1/3%) of the votes entitled to be cast shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b) Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of Shareholders of such class or series with respect to such matter. Notwithstanding the foregoing, Trustees shall be elected by the affirmative vote of a plurality of the Shares voted at a meeting of the Shareholders to the extent Shareholders are entitled to vote to elect Trustees.

10.5. Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed or authorized proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

10.6. Reserved.

10.7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a corporation formed under the Delaware General Corporation Law. This section is intended to replace any rights to inspect to the books and records of the Trust granted to beneficial owners under the Delaware Statutory Trust Act.

10.8. Shareholder Action by Written Consent. The Trustees may, but shall not be required, to permit any action required or permitted to be taken at any meeting of the Shareholders to be taken without a meeting, without a prior notice and without a vote if the consent, setting forth the action to be taken is given in writing or by electronic transmission by the Shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shareholders entitled to vote thereon were present and voted.

10.9. Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

Article XI
DURATION; TERMINATION OF TRUST; AMENDMENT; ETC.

11.1. Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

11.2. Termination.

(a) The Trust may be dissolved only upon approval of not less than a majority of the Trustees. Upon the dissolution of the Trust

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders.

(iii) After paying or adequately providing for the payment of all claims and obligations of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b) After the winding up and liquidation of the Trust, including the distribution to the Shareholders of any assets of the Trust, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

11.3. Amendment Procedure.

(a) Subject to the provisions of the 1940 Act and of the provisions of this Declaration, the Trustees reserve the right, without any vote of Shareholders, from time to time to make any amendment to this Declaration, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration, of any outstanding Shares. Such an amendment shall be authorized by a vote of the Shareholders pursuant to Section 10.4 if it would limit the right of a Shareholder to vote or amend this Section 11.3 or if Shareholder authorization is required by the 1940 Act.

11.4. Subsidiaries. Without approval or vote by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, limited liability companies, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell convey, and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

11.5. Merger, Consolidation and Sale of Assets. Pursuant to an agreement of merger or consolidation, the Trust, may, by act of a majority of the Trustees, without the vote or consent of the Shareholders, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration that would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the Delaware Statutory Trust Act, an agreement of merger or consolidation may effect any amendment to this Declaration or the By-Laws or effect the adoption of a new declaration of trust or bylaws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Statutory Trust Act.

11.6. Conversion to Other Business Entities. Notwithstanding any other provision of this Declaration or any contrary provision of law, the Board of Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust to (i) convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Board of Trustees to accomplish such merger, reorganization or consolidation), or (ii) sell or convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Board of Trustees to accomplish such sale and conveyance) for adequate consideration as determined by the Board of Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, and which may include shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof). Approval of any agreement or applicable certificate of merger, reorganization, consolidation or conversion or certificate may be signed by a majority of the Board of Trustees or an authorized officer of the Trust. In accordance with Section 3815(f) of the Delaware Statutory Trust Act, such approval and approval from the Board of Trustees will affect an amendment to this Declaration and/or effect the adoption of a new declaration of trust of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

11.7. Incorporation. Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, (i) cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest or (ii) cause the Trust to incorporate under the laws of the State of Delaware.

Article XII
MISCELLANEOUS

12.1. Filing. This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee or Secretary of the Trust stating that such action was duly taken in a manner provided herein and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

12.2. Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof and any required filing is delivered to the office of the Secretary of the State.

12.3. Governing Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Statutory Trust Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

12.4. Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (i) irrevocably agrees that, except for any claims, suits, actions or proceedings arising under federal securities laws, any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Statutory Trust Act, this Declaration or the Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably agrees that any claims, suits, actions or proceedings arising under the federal securities laws shall be exclusively brought in the federal district courts of the United States of America, (iii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iv) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed,

(B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Notwithstanding anything to the contrary in this Section 12.4, the Trust may, at its sole discretion, select and/or consent to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Trust.

12.5. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

12.6. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

12.7. General Direct Actions.

(a) To the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Trust and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section 12.7(b) shall apply. Notwithstanding the foregoing, however, no provision of this Section 12.7 shall apply to any claims arising under the U.S. federal securities laws.

(b) No Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares or, if less than all outstanding series or classes are alleged to have been harmed in connection with the General Direct Action, 10% of the Shares in the respective series, class or classes alleged to have been harmed, join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(i) the Shareholder or Shareholders have obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the Trustees to authorize such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and

(ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to authorize such action.

12.8. Waiver of Jury Trial. IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW

12.9. Conversion. Notwithstanding any other provisions of this Declaration or the By-Laws, a favorable vote of not less than seventy-five percent (75%) of the Shares of the Trust entitled to vote on the matter, each affected series or class outstanding, voting as separate series or classes, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) entitled to vote on the matter shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

12.10. Provisions in Conflict with Law or Regulation.

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, if applicable, with the regulated investment company provisions of the Code (if applicable) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. For the avoidance of doubt, no provision of this Declaration modifying, restricting or eliminating duties and liabilities of Trustees shall apply to or in any way limit the duties and liabilities of Trustees with respect to matters arising under the U.S. federal securities laws, including, without limitation, the 1940 Act, to the extent any such provision is in conflict with the U.S. federal securities laws.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

12.11. Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. References in this Declaration to “this Declaration” shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as “hereof”, “herein” and “hereunder” shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

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IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.

By:	/s/ Richard Arney
Richard Arney
Trustee

By:	/s/ Joseph Carrier
Joseph Carrier
Trustee

By:	/s/ Kevin Mirabile
Kevin Mirabile
Trustee

[Signature Page to CAIS Sports, Media and Entertainment Fund's Amended and Restated Declaration of Trust]

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